UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 13, 2016

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On December 13, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Buckeye GP LLC (the “General Partner”), the general partner of Buckeye Partners, L.P. (“Buckeye,” “we” or “us”) approved the amendment and restatement of the Buckeye Partners, L.P. Unit Deferral and Incentive Plan, effective as of January 1, 2017 (as amended, the “Plan”).  The Plan generally provides eligible employees the opportunity to defer up to 50% of the bonus or incentive payment they would otherwise receive under the Buckeye Partners, L.P. Annual Incentive Plan, or a similar bonus plan, and to receive an equal matching amount on their deferral. All awards under the Plan are awarded pursuant to the Buckeye Partners, L.P. 2013 Long-Term Incentive Plan (the “LTIP”). Participants who elect to defer a portion of their bonus are credited with deferral units equal in value to the amount of their deferral and a matching unit for each deferral unit with which they are credited. Both deferral units and matching units are phantom units based on limited partner units of Buckeye (“LP Units”) and are subject to service-based vesting restrictions.  Participants also are entitled to a right to receive payments based on the distributions made by Buckeye on its LP Units.  Deferral units and matching units are settled in LP Units reserved under the LTIP.

This amendment and restatement of the Plan revises the definition of “Eligible Employee” to reflect new Plan eligibility requirements to increase the base salary and Salary Grade level required under the Plan. The changes are effective as of January 1, 2017 for those individuals designated in December 2016 for participation in the Plan for the 2017 Plan year.

Description of Changes to the Plan

The Plan has been amended and restated, effective as of January 1, 2017, to change the definition of “Eligible Employee” by increasing the base salary and Salary Grade level required as follows:  base salary equal to or in excess of $250,000 and Salary Grade 24 - Vice President Level or higher (or such other amount or Salary Grade level set from time to time by the Plan Administrator).  In any case, an Eligible Employee is selected by the Plan Administrator to participate in the Plan in the Plan Administrator’s sole and absolute discretion for the relevant Plan year. Notwithstanding these changes, individuals who are Eligible Employees for Plan years prior to January 1, 2017, or who would otherwise have been Eligible Employees, but could not make a deferral election because they were hired on or after January 1, 2016, will continue to qualify as Eligible Employees so long as they make the minimum required deferral election for the 2017 Plan year and subsequent Plan years.

The Plan remains unchanged with regard to all other Plan provisions except as described above.

The foregoing summary is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1            Buckeye Partners, L.P. Unit Deferral and Incentive Plan, as Amended and Restated effective as of January 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

By:	TODD J. RUSSO
Todd J. Russo
Senior Vice President, General Counsel and
Secretary

Dated: December 19, 2016

Exhibit Index

Exhibit

10.1	Buckeye Partners, L.P. Unit Deferral and Incentive Plan, as Amended and Restated effective as of January 1, 2017